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                         CERTIFICATE OF INCORPORATION



                                      OF



                       NATIONAL BANCORP OF ALASKA, INC.



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                         CERTIFICATE OF INCORPORATION

                                      OF

                       NATIONAL BANCORP OF ALASKA, INC.




    FIRST:      The name of the corporation (hereinafter called the
"Corporation") is NATIONAL BANCORP OF ALASKA, INC.

    SECOND:     The address of the registered office in the State of Delaware is 229 South State Street, City of Dover, County of Kent. The name of the registered agent of the Corporation at such address is The Prentice - Hall Corporation System, Inc.

    THIRD:      The nature of the business and the purpose to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    FOURTH:     (A)   The total number of shares of all classes of capital
stock which the Corporation shall have authority to issue is Forty Million (40,000,000) shares of common stock, par value $2.50 per share (hereinafter called "Common Stock").
    Upon this amendment becoming effective (the "Effective Date"), each of the issued and outstanding shares of Common Stock, par value $10.00 per share, shall, without any action on the part of the holder thereof, be reclassified as and changed into four (4) shares of Common Stock, par value $2.50 per share
(the "Stock Split"). The Stock Split shall be accomplished by mailing to each stockholder of record as of the close of business on the Effective Date a certificate representing three additional shares of Common Stock, par value $2.50 per share, for each share of Common Stock, par value $10.00 per share, held by the stockholder on that date; provided, however, that each person holding of record a stock certificate or certificates representing shares of Common Stock, par value $10.00 per share, shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock, par value $2.50 per share, to which such person is entitled.
    (B) Any amendment of the Certificate of Incorporation which shall increase or decrease the authorized capital stock of the Corporation may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote.
    (C) The registered holders of the shares of Common Stock shall have only a preemptive right as set forth in this Article to purchase at such respective equitable prices, terms and conditions as shall be fixed by the Board of Directors, such of the shares of Common Stock of the Corporation or securities convertible into or carrying options or warrants to purchase such shares of Common Stock as may be issued for money from time to time. Unless eliminated, restricted or modified in accordance with the last sentence of this paragraph
(C), such preemptive right shall apply to all shares issued after the first
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3,000,000 shares, whether the additional shares constitute a part of the shares presently or subsequently authorized but shall not apply to shares held in the treasury of the Corporation, except that the holders of Common Stock shall have no preemptive right to purchase or subscribe for all or any part of 793,452 shares of presently authorized but unissued Common Stock. The preemptive right of the holders of Common Stock to purchase or subscribe for additional shares of Common Stock may be eliminated, restricted or modified by the amendment of the Certificate of Incorporation in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.
    (D) The holders of securities convertible into or carrying options or warrants to purchase shares of Common Stock shall have no preemptive right, as such holders, to acquire any shares or securities of any class that may at any time be issued by the Corporation.

    FIFTH:      The Corporation is to have perpetual existence.

    SIXTH:      The name and the mailing address of the incorporator are as follows:
             NAME                  MAILING ADDRESS
       Dennis C. Brady             One Farragut Square South
                                   Washington, D.C. 20006

    SEVENTH:    Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such
manner as the said court directs.   If a majority in number representing three-
fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement the said compro mise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

    EIGHTH:     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                A.   The management of the business and the conduct
            of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors shall be
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            fixed by, or in the manner provided in, the By-Laws.  The
            phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

                B. After the original or other By-Laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of
            Section 109 of the General Corporation Law of the State of Delaware, and after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of paragraph (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote unless provisions for such classification shall be set forth in this Certificate of Incorporation.

                C. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (c)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

    NINTH:      Meetings of stockholders may be held within or without the
State of Delaware, as the By-Laws may provide. The books and records of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

    TENTH:      The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section 145 from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section 145, and the indemnification provided for herein shall not be
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deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in an other capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    ELEVENTH:   Whenever the vote of stockholders at a meeting thereof is
required or permitted to be taken for or in connection with any corporate action by any provision of the General Corporation Law of the State of Delaware, or of this Certificate of Incorporation or of the by-laws authorized or permitted by said Law, the meeting and vote of stockholders may be dispensed with if such action is taken with the unanimous written consent of the holders of stock.

    TWELFTH:    From time to time any of the provisions of this Certificate of
Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, all in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights and powers at any time conferred upon the stockholders and the directors of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TWELFTH.

    THIRTEENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

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